UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

‘mktg, inc.’

(Exact name of registrant as specified in its charter)

Delaware	0-20394	06-1340408

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

75 Ninth Avenue, New York, New York	10011

(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (212) 660-3800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2009, ‘mktg, inc.’ (the “Company”) received a letter from The Nasdaq Stock Market stating that the Company is not in compliance with the requirements for continued listing set forth in Nasdaq Listing Rule 5250(c)(1) because of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2009.

As previously reported, the Company received a similar letter from Nasdaq in July 2009 indicating that the Company’s securities were subject to delisting due to its failure to timely file its Annual Report on Form 10-K for the year ended March 31, 2009.

Pursuant to Nasdaq’s Listing Rules, the Company has 60 days to submit a plan to Nasdaq to regain compliance. The Company will endeavor to become current in its reporting obligations within such 60-day period, and intends to submit a compliance plan to Nasdaq if it is unable do so. Following any such submission, Nasdaq may provide the Company with up to 180 days from the due date of the Annual Report on Form 10-K (until January 11, 2010), to regain compliance.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2009

‘mktg, inc.’

	By:	/s/ James R. Haughton
James R. Haughton,
Senior Vice President – Controller